CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-22165) and the Registration Statement on Form S-8 (No. 333-31211) of Sandata, Inc. and subsidiaries of our report dated July 24, 1998, which appears on page F-2 of this annual report on Form 10-KSB for the year ended May 31, 1998.




Marcum & Kliegman LLP






Woodbury, New York
August 27, 1998